UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — April 28, 2009 (April 27, 2009)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada	001-13718	98-0364441
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hazelton Ave., Toronto, Ontario, Canada M5R 2E3
(Address of principal executive offices and zip code)

(416) 960-9000
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 2.02 Results of Operations and Financial Condition.

                On April 27, 2009, MDC Partners Inc. (the “Company”) issued an earnings release reporting its financial results for the three months ended March 31, 2009.  A copy of this earnings release is attached as Exhibit 99.1 hereto. Following the issuance of this earnings release, the Company hosted an earnings call in which its financial results for the three months ended March 31, 2009 were discussed. The investor presentation materials used for the call are attached as Exhibit 99.2 hereto.

                On April 27, 2009, the Company posted the materials attached as Exhibit 99.2 on its web site (www.mdc-partners.com).

As discussed in Exhibit 99.2, the investor presentation materials contain forward-looking statements within the meaning of the federal securities laws.  These statements are based on present expectations, and are subject to the limitations listed therein and in the Company's other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

                The foregoing information (including the exhibits hereto) is being furnished under “Item 2.02 - Results of Operations and Financial Condition” and “Item 7.01 - Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01  Regulation FD Disclosure.

                See “Item 2.02 Results of Operations and Financial Condition” above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press release dated as of April 27, 2009, relating to the announcement of the Company’s financial results for the period ended March 31, 2009.

99.2  Slideshow presentation dated April 27, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: April 28, 2009	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel
General Counsel & Corporate Secretary